UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013
VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD #200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2013, Vestin Realty Mortgage II, Inc. (“the Company”) announced that it has formed a limited liability company with MVP REIT Inc., a Maryland corporation (“MVP REIT”) to acquire an approximately 0.75 acre parking facility in downtown Fort Lauderdale, Florida for $3,400,000 before closing and other related costs. The Company will hold a 68% interest in the limited liability company and MVP REIT will hold a 32% interest in the limited liability company. The limited liability company will be jointly managed by MVP Realty Advisors, LLC and Vestin Mortgage, LLC. MVP REIT has the right, at any time, with ten (10) days written notice, to purchase the Company’s interest in the limited liability company (the “Purchase Right”).  The price for the Purchase Right shall be equal to the Company's Capital Contribution plus a 7.5% annual cumulative return less any distributions received by the Company.

The acquisition for the property closed July 31, 2013.  Located at 208 SE 6th Street, the 32,750 square-foot site contains a 66-space car lot and 4,017 square-foot office building directly across from the Broward County Courthouse.

In addition to the acquisition of the Ft. Lauderdale parking facility, as part of the purchase agreement, the Company partnered with MVP REIT to acquire five additional parking facilities.  The total purchase price for the five (5) parking facilities and the Ft Lauderdale parking facility is Thirteen Million Five Hundred Thousand Dollars ($13,500,000).  These five parking facilities are located in the following cities: Baltimore, Maryland; Kansas City, Missouri; St. Louis, Missouri and two parking facilities in Memphis, Tennessee.  Each parking facility will be placed into a separate limited liability company with the interests of the Company and MVP REIT to be issued in accordance with their respective capital contributions.  A One Million Dollar ($1,000,000) earnest money deposit was deposited pursuant to the purchase agreement of which $500,000 was applied to the Ft Lauderdale parking facility purchase.  The earnest money deposit is refundable under a limited number of circumstances. The closing for the five (5) parking facilities is anticipated on September 10, 2013. All of the parking facilities are currently leased to tenants under triple net leases.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, LLC., its sole manager

Date: July 31, 2013	By	/s/ Tracee Gress
Tracee Gress
Chief Financial Officer